UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2015

CAPELLA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-175188	20-2767829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Corporate Centre Drive, Suite 200 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (615) 764-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 21, 2015, Capella Holdings, Inc. (“Holdings”), the sole stockholder and parent company of Capella Healthcare, Inc. (the “Company”), entered into an Agreement and Plan of Merger, dated as of July 21, 2015 (the “Merger Agreement”), by and among Holdings, Capella Health Holdings, LLC (“Purchaser”), Capella Holdings Acquisition Sub, Inc., a wholly-owned subsidiary of Purchaser (“Merger Sub”), and GTCR Fund VIII, L.P., solely in its capacity as representative of the stockholders and optionholders of Holdings (the “Representative”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the closing conditions set forth therein, Merger Sub will merge with and into Holdings, after which the separate existence of Merger Sub will cease, and Holdings will be the surviving corporation and a wholly-owned subsidiary of Purchaser (collectively, the “Merger”).

At the effective time of the Merger, each share of common stock of Holdings, other than (i) those shares held by Holdings, its subsidiaries, Purchaser or Merger Sub (other than those shares described in clause (iii) below), (ii) those shares with respect to which appraisal rights are properly exercised in accordance with the General Corporation Law of the State of Delaware and (iii) those shares contributed to Purchaser or its designee pursuant to the rollover mechanism described below, will be converted into the right to receive a cash payment per share equal to (x) $900,000,000, subject to certain adjustments for Holdings’ cash, indebtedness, transaction expenses, working capital and other adjustment items at closing, plus the aggregate exercise price of all outstanding options, minus certain escrow and holdback amounts relating to post-closing purchase price adjustments and the costs, fees and expenses of the Representative, divided by (y) the number of shares outstanding on a fully-diluted basis assuming full exercise of all outstanding options (the “Closing Per Share Merger Consideration”). At the effective time of the Merger, each outstanding option to purchase shares of Holdings’ common stock will be converted into the right to receive a cash payment equal to the excess, if any, of (x) the Closing Per Share Merger Consideration multiplied by the number of shares of Holdings’ common stock issuable upon exercise of such option over (y) the aggregate exercise price of such option, and will automatically be cancelled. The Merger Agreement further provides that each share of common stock of Holdings (excluding those shares described in clauses (i) and (ii) above, but including those shares described in clause (iii) above) and each outstanding option to purchase shares of Holdings’ common stock will entitle the holder thereof to receive its pro rata portion of certain additional consideration, if any, resulting from certain post-closing adjustments, releases of escrow and holdback amounts and permitted dispositions of certain hospitals.

The Merger Agreement provides that certain holders of shares of common stock of Holdings may, in lieu of having their shares converted into the right to receive the Closing Per Share Merger Consideration, contribute all or a portion of their shares to Purchaser or its designee in exchange for equity interests in a management company that will provide management services to the Company’s hospitals, in each case, subject to the negotiation, execution and delivery of contribution, equity exchange and other similar agreements among such holders, the management company and Purchaser and subject to the negotiation, execution and delivery of management agreements among affiliates of Purchaser, the management company and certain of the Company’s subsidiaries; provided, however, that neither the contribution of such shares nor the negotiation, execution and delivery of such agreements is a condition to the consummation of the Merger.

In addition to providing for the repayment of all other indebtedness of Holdings and its subsidiaries upon consummation of the Merger, the Merger Agreement provides that, subject to the consummation of the Merger, Purchaser will repay, or cause to be repaid, on behalf of Holdings and its subsidiaries, the outstanding 9 1/4% Senior Notes due 2017 (the “Notes”) issued by the Company pursuant to the Indenture, dated as of June 28, 2010, by and among the Company, the guarantors party thereto and U.S. Bank, National Association, as trustee. The redemption of the Notes may occur after the effective time of the Merger in accordance with a valid redemption notice delivered prior to or substantially concurrently with the effective time of the Merger.

Additionally, the Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants for a transaction of this type, including, among others, covenants providing for Holdings to conduct its business and the business of its subsidiaries in the ordinary course of business and to refrain, and cause its subsidiaries to refrain, from taking certain actions without Purchaser’s consent.

Consummation of the Merger, which the parties anticipate will occur in the second half of 2015, is subject to the satisfaction or waiver of customary conditions to closing, including, among others, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Merger Agreement contains certain termination rights, including the right of either Holdings or Purchaser to terminate the Merger Agreement if the Merger has not been consummated on or before November 30, 2015.

The foregoing summary of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. Investors should be aware that: (1) the representations and warranties contained in the Merger Agreement were made for the purposes of allocating contractual risk between the parties and not as a means of establishing facts; (2) the Merger Agreement may have different standards of materiality than standards of materiality under applicable securities laws; (3) the representations contained in the Merger Agreement are qualified by a confidential disclosure schedule that contains some nonpublic information that is not material under applicable securities laws; (4) facts underlying such representations may have changed since the date of the Merger Agreement; and (5) only parties to the Merger Agreement and specified third-party beneficiaries have a right to enforce the Merger Agreement.

Item 7.01.	Regulation FD Disclosure.

On July 27, 2015, the Company issued a press release announcing Holdings’ entry into the Merger Agreement. A copy of such press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

On July 24, 2015, the Company issued a press release announcing its entry into an agreement regarding the sale of DeKalb Community Hospital, Highlands Medical Center, River Park Hospital and Stones River Hospital. A copy of such press release is furnished as Exhibit 99.2 hereto and incorporated herein by reference.

Cautionary Statement about Forward-Looking Statements

This Current Report on Form 8-K and the press releases furnished herewith contain forward-looking statements based on current management expectations. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. These factors include, but are not limited to, the ability of the parties to the Merger Agreement to satisfy the closing conditions set forth therein and other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results, including the consummation of the transactions contemplated by the Merger Agreement, are beyond the Company’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit 2.1	Agreement and Plan of Merger, dated as of July 21, 2015, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., Capella Health Holdings, LLC and Capella Holdings Acquisition Sub, Inc.*

	Exhibit 99.1	Press release issued on July 27, 2015 announcing the execution of the Merger Agreement

	Exhibit 99.2	Press release issued on July 24, 2015 announcing the execution of an agreement to divest certain hospitals

*	Schedules have been omitted from this Exhibit pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Capella Healthcare, Inc.

By:	/s/ Denise W. Warren
Denise W. Warren
Executive Vice President, Chief Financial Officer and Treasurer

Date: July 27, 2015

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 21, 2015, by and among Capella Holdings, Inc., GTCR Fund VIII, L.P., Capella Health Holdings, LLC and Capella Holdings Acquisition Sub, Inc.*

99.1	Press release issued on July 27, 2015 announcing the execution of the Merger Agreement

99.2	Press release issued on July 24, 2015 announcing the execution of an agreement to divest certain hospitals

*	Schedules have been omitted from this Exhibit pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedule so furnished.